UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2022

Shoals Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39942	85-3774438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Shoals Way, Portland Tennessee	37148
(Address of principal executive offices)	(Zip Code)

(615) 451-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 Par Value	SHLS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2022, Shoals Technologies Group, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed Jeffery Tolnar as President of the Company, effective December 19, 2022. Mr. Tolnar, age 59, has served as Senior Vice President, Electric Vehicle Solutions for the Company since April 2021. Prior to joining the Company, Mr. Tolnar served as Chief Commercial Officer of Greenlots, a leading provider of turnkey EV charging solutions acquired by Shell, from October 2017 to April 2021. Prior to his position at Greenlots, Mr. Tolnar served as president of global software solutions for Honeywell’s Homes, Buildings and Utilities businesses from July 2016 to May 2017. Mr. Tolnar has over 30 years of experience, including leadership positions, across multiple industries, including telecommunications, energy, building technologies and electric mobility. Mr. Tolnar earned a Master of Business Administration from Baker University and a Bachelor’s degree in Science, Electrical and Electronics Engineering from Youngstown State University.

In connection with Mr. Tolnar’s appointment as President of the Company, the Board has approved the following compensation for Mr. Tolnar, effective as of January 1, 2023: (i) an annual base salary of $415,000; (ii) an annual bonus with a target opportunity equal to 75% of base salary; and (iii) an equity award with respect to fiscal year 2023, with a target value equal to $800,000. The foregoing equity award will be granted in the form approved by the Compensation Committee of the Board under, and subject to, the terms and conditions of the Shoals Technologies Group, Inc. 2021 Long-Term Incentive Plan, and will vest in accordance with the applicable award agreements.

Mr. Tolnar does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any related transactions or relationships between Mr. Tolnar and the Company that would require disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Tolnar and any other person pursuant to which Mr. Tolnar was selected as an officer of the Company.

Item 7.01.	Regulation FD Disclosure.

On December 13, 2022, the Company issued a press release announcing Mr. Tolnar’s appointment as President, the appointment of Mr. Ben Macias as Chief Revenue Officer, and the appointment of Jessica Uecker as Chief Human Resources Officer. A copy of the press release is furnished hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Shoals Technologies Group, Inc. dated December 13, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2022

Shoals Technologies Group, Inc.

By:	/s/ Jason Whitaker
Name:	Jason Whitaker
Title:	Chief Executive Officer